UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR 00901 (Address of principal executive offices) (zip code)

(833) 373-3228

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 8, 2023, we conducted a Special Meeting of Stockholders (the “Special Meeting”). The items addressed at the Special Meeting included: (i) the approval of the sale by the Company of Rotor Riot, LLC and Fat Shark Holdings to Unusual Machines pursuant to a Share Purchase Agreement as further described in our Schedule 14A filed February 6, 2023 and supplemented on March 2, 2023; and (ii) the adjournment of the Special Meeting. A total of 36,183,123 shares (including 982,000 shares of Series B Preferred Stock casting 818,334 votes) were voted at the meeting, representing approximately 65.63% of the shares outstanding and entitled to vote.

The first proposal considered by shareholders – approval of the sale by the Company of Rotor Riot, LLC and Fat Shark Holdings to Unusual Machines – was approved by a vote of 21,840,866 in favor, 1,674,705 against, 12,340,757 abstaining.

The second proposal considered by shareholders – adjournment of the Special Meeting – was approved by a vote of 34,390,837 in favor, 1,697,677 against, 94,608 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: March 8, 2023	By:	/s/ Joseph Hernon
Name: Joseph Hernon
Title: Chief Financial Officer